EXHIBIT 99

                            INDEX OF EXHIBITS
                        INCLUDED HERIN, FORM 10-Q
                            DECEMBER 1, 1995
                                                     SEQUENTIAL
EXHIBIT                                                 PAGE
NUMBER              DESCRIPTION                        NUMBER
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10c   1984 Stock Option Plan                            11-15

11    Statement re computation of per share earnings    16

27    Financial Data Schedule                           17